EXHIBIT 99.1

PRESS RELEASE

                        Contact:
                        Amy Ford
                        Director, Investor Relations
                        Cabot Microelectronics Corporation
                                                                (630) 375-5412

GLOBAL ECONOMIC ENVIRONMENT ADVERSELY AFFECTS
CABOT MICROELECTRONICS CORPORATION’S REVENUE
FOR THE QUARTER ENDED DECEMBER 31, 2008

AURORA, Illinois – January 7, 2009 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, announced today that it has experienced significantly lower demand for its products in the quarter ended December 31, 2008 compared to the previous quarter and the same quarter last year, reflecting substantial and precipitous weakness in the semiconductor industry, fueled by a soft global economy.  The company expects to report revenue in its first fiscal quarter ended December 31, 2008 in the range of $62 million to $63 million, or approximately 33 percent lower than in the same quarter last year.

“Over the past few months we have seen an unprecedented drop in demand for our products, which we believe is driven by significantly reduced consumer and business spending on electronics amid an uncertain economic environment, and is generally in-line with the decrease in overall industry demand.  In light of the soft demand environment, we are taking a number of actions to improve our operating effectiveness,” stated Mr. William Noglows, Chairman, President and CEO of Cabot Microelectronics Corporation.  “Although this decrease in market demand is extraordinary, we believe our profitable business model, solid balance sheet and limited capital requirements to run our core CMP consumables business afford us the flexibility to sustain our business in this recessionary environment, and allow us to continue to execute on our two-pronged growth strategy.”

CONFERENCE CALL
On January 7, 2009 at 10:00 a.m. Central Time, Cabot Microelectronics will host a conference call to discuss demand for its products in the quarter ended December 31, 2008.  The live conference call will be available via webcast from the company’s website, www.cabotcmp.com, or by phone at (866) 202-3109.  Callers outside the U.S. can dial (617) 213-8844.  The conference code for the call is 14884769.  A replay will be available through February 7, 2009 via webcast at www.cabotcmp.com.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. Since becoming an independent public company in 2000, the company has grown to approximately 800 employees. The company is also leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications where shaping, enabling and enhancing the performance of surfaces is critical to success.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see “Risk Factors" in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.